Exhibit 4.2

NUMBER	SHARES
C-[●]	[●]

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [●]

SUNFIRE ACQUISITION CORP LIMITED

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

ORDINARY SHARES

This Certifies that               is the owner of            ordinary fully paid shares, of par value US$0.0001 per share, each in the capital of Sunfire Acquisition Corp Limited, a Cayman Islands exempted company (the “Company”), subject to the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, and transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its ordinary shares if it is unable to complete an initial business combination by                   , 2023 (as defined in the final prospectus relating to the Company’s initial public offering dated as of              , 2022).

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signatures of its duly authorized officers.

Dated: _________________________

Authorized Signatory	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Name:
Title:

SUNFIRE ACQUISITION CORP LIMITED

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the amended and restated memorandum and articles of association as the same may be amended from time to time, and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT	—	Custodian

TEN ENT —	as tenants by the entireties			(Cust)	(Minor)

JT TEN —	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER(S) OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))____

Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints____________________________________________________________________________________ Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated: _________________________

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Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

In each case, as more fully described in the Company’s final prospectus dated           , 2022, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the ordinary shares sold in its initial public offering because it does not consummate an initial business combination by            , 2023, (ii) the Company redeems the ordinary shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (as the same may be amended from time to time) to modify the substance and timing of the Company’s obligation to redeem 100% of the ordinary shares if it does not consummate and initial business combination by                , 2023, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective ordinary shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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